Exhibit 10.2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of August 22, 2008, made by FLEETWOOD ENTERPRISES, INC., a Delaware corporation (“Fleetwood Enterprises”)(“Guarantor”) whose address is 3125 Myers Street, Riverside, California 92513, in favor of ISIS LENDING, LLC, a Delaware limited liability company, having an office at c/o Dwyer-Curlett and Company, 1880 Century Park East, Suite 400, Los Angeles, California 90067, Attn: Shelley Hasskamp (“Lender”).

ARTICLE 1.  GUARANTEED OBLIGATIONS

This Guaranty is issued by Guarantor in order to induce Lender to extend a Twenty Seven Million Two Hundred Fifty Thousand Dollars ($27,250,000) loan (the “Loan”) to (i) FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC., a California corporation (“Riverside Borrower”) and (ii) FLEETWOOD HOMES OF CALIFORNIA, INC., a California corporation (“Woodland Borrower”, together with the Riverside Borrower, collectively and in the singular and jointly and severally, “FLE Borrower”), which Loan is evidenced by a Promissory Note, dated the date hereof, in the principal amount of the Loan, from FLE Borrower to the order Lender (as the same may be modified, amended or supplemented from time to time the “Note”).  The Note, each Deed of Trust (as such term is defined in the Note) and all other documents securing or otherwise executed in connection with the Loan, as each may be modified, amended or supplemented from time to time, are herein collectively referred to as the “Loan Documents”.  Any and all obligations of FLE Borrower under and/or in connection with the Loan Documents, whether now or hereafter made, incurred or created, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, are herein collectively referred to as the “Guaranteed Obligations.”  Guarantor acknowledges receipt and approval of copies of the Loan Documents, that it owns a direct or indirect beneficial ownership interest in FLE Borrower, and that it will receive substantial economic and other benefits from Lender making the Loan to FLE Borrower.

ARTICLE 2.  THE GUARANTY

2.1                               Agreement of Guaranty.

(a)                                  Scope of Guaranty.  Guarantor hereby irrevocably and unconditionally guarantees to Lender, its successors and/or assigns, the payment when due (whether by acceleration or otherwise) of all Guaranteed Obligations, regardless of whether recovery against FLE Borrower or any partner or member of FLE Borrower is prevented by Bankruptcy, the operation of California Code of Civil Procedure Section 580d, or otherwise.  In addition, if Lender is prevented by law from accelerating any of the Guaranteed Obligations in accordance with the terms of the Loan Documents by the operation of any Bankruptcy or insolvency law or rule arising from the Bankruptcy or insolvency of any FLE Borrower, Lender shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would have otherwise been due had such acceleration occurred.

(b)                                 Payment of Guaranteed Obligations.  If Guarantor fails to make when due any payment required to be made by it under this Guaranty (a “Guaranty Payment”), then such Guaranty Payment shall bear interest from such due date until paid at the Default Rate (as such term is defined in the Note) from time to time in effect.  Interest accrued hereunder with respect to any Guaranty Payment shall be payable on demand and shall be calculated on the basis of the actual number of days elapsed on a three hundred sixty (360) day year, which results in higher interest than if a three hundred sixty five (365) day year were used.

(c)                                  Continuing Guaranty.  It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Deed of Trust or the other Loan Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

2.2                               Joint and Several Obligations.  Guarantor’s obligations under this Agreement constitute an absolute, joint and several, unconditional, present and continuing irrevocable guarantee of payment of the Guaranteed Amount and not of collectability, and if FLE Borrower, for any or no reason, shall fail to pay all or any portion of the Guaranteed Obligations when due, whether at maturity or earlier by acceleration or otherwise, under the Note, Guarantor shall upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intent to accelerate, notice of acceleration or any other notice whatsoever, pay to Lender the unpaid portion of the Guaranteed Obligations in lawful money of the United States of America at such place as Lender may hereafter designate to Guarantor.  Guarantor’s obligations hereunder are joint and several, and are primary obligations concerning which Guarantor shall for all purposes be deemed a primary obligor.

2.3                               Nature of Obligations.  This Guaranty is a guaranty of payment rather than a guaranty of collection, and the obligations of Guarantor hereunder are primary obligations and such obligations shall be absolute and unconditional, irrespective of any illegality, invalidity or unenforceability of or defect in any provision of the Loan Documents, or of any obligation of FLE Borrower thereunder, the absence of any action to enforce the same, the recovery of any judgment against FLE Borrower or any action to seek execution thereof (or the lack thereof), or any other circumstance affecting FLE Borrower (whether or not within the control of FLE Borrower or Guarantor) which might otherwise constitute a defense available to, or discharge of, a guarantor or surety of any type.  Without limiting the foregoing, no discharge, modification, impairment or limitation of the Loan Documents or FLE Borrower’s obligations thereunder or to its creditors generally under or in connection with any Bankruptcy, insolvency or similar proceeding or arrangements with creditors or corporate reorganizations shall in any way affect or discharge Guarantor’s obligations under this Guaranty.  This Guaranty is a continuing one and all liabilities that apply or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  Guarantor’s obligations hereunder shall remain in effect until, and terminate upon, the indefeasible payment in full of all the obligations of FLE Borrower under the Note and the other Loan Documents.

2.4                               Independence of Guaranty.  This Guaranty and the obligations of Guarantor hereunder are independent of, and may be enforced in full irrespective of the existence of, the obligations (direct or contingent) of Guarantor or any other person (including without limitation FLE Borrower or any other guarantor or surety of the Guaranteed Obligations or any portion thereof) under any other instrument or agreement in favor of Lender with respect to the Guaranteed Obligations.  No payment by Guarantor or any other person under any other agreement shall under any circumstance diminish, or constitute a defense to, Guarantor’s obligations hereunder until all Guaranteed Obligations have been indefeasibly paid in full.  The release of, or the failure to obtain the signature of, any Guarantor, by operation of law or otherwise, shall not affect the liability hereunder of any other Guarantor.

ARTICLE 3.  SPECIAL AGREEMENTS OF GUARANTOR

3.1                               Payments.  All payments provided for hereunder shall be effectively made to Lender at c/o Dwyer-Curlett and Company, 1880 Century Park East, Suite 400, Los Angeles, CA 90067, Attn:  Shelley Hasskamp, or such other location as Lender may from time to time designate in writing, in lawful money of the United States of America (in freely transferable United States dollars and in funds immediately available to Lender as Lender may direct), without setoff or counterclaim of any nature.

3.2                               Subrogation.  Guarantor hereby agrees that, until all of the Guaranteed Obligations shall have been indefeasibly paid, performed and satisfied in full, it shall not exercise any right or remedy, and specifically waives any claim or other rights which it may now or hereafter acquire against FLE Borrower, that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty, including without limitation any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of Lender against FLE Borrower or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation the right to take or receive from FLE Borrower directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been indefeasibly paid in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, Lender and shall forthwith be paid to Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured.

3.3                               Guaranty Made with Full Knowledge.  Guarantor has had the opportunity to review the matters discussed and contemplated by the Loan Documents, including the remedies Lender may pursue against FLE Borrower upon an event of a default under the Loan Documents, the value of the security or collateral for the Note, and FLE Borrower’s financial condition and ability to perform under the Loan Documents.  Guarantor represents and warrants to Lender that:  (a) Guarantor has received copies of the Loan Documents; (b) Lender has not made any representations or warranties to Guarantor regarding the credit worthiness of FLE Borrower or the prospects of repayment from sources other than FLE Borrower; and (c) this Guaranty is executed at the request of FLE Borrower.

Guarantor further agrees to keep fully informed on all aspects of FLE Borrower’s financial condition and the performance of FLE Borrower’s obligations to Lender, and that Lender has no duty to disclose to Guarantor any information pertaining to FLE Borrower or any security or collateral.  Lender shall no duty to inquire into the authority or powers of FLE Borrower or any officer, employee or agent of FLE Borrower with regard to any Guaranteed Obligations, and all Guaranteed Obligations made or created in good faith reliance upon the exercise of any such authority or powers shall be guaranteed under this Guaranty.

3.4                               Guarantor’s Acknowledgments.  Guarantor acknowledges that:  (a) Lender may have examined, among other things, FLE Borrower’s creditworthiness and ability to repay the amount owing under the Note, and Guarantor’s creditworthiness and ability to pay FLE Borrower’s obligations under the Loan Documents; (b) Guarantor has benefited by Lender agreeing to execute the Note.  Guarantor hereby further acknowledges receipt of good, adequate and valuable consideration for entering into this Guaranty.

3.5                               Waivers.

(a)                                  Waiver of Notice, Presentment, etc.  Except to the extent required by law which cannot be waived, Guarantor waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking other action or making any demand by Lender against, and any other notice to, any party liable thereon (including Guarantor).  Guarantor agrees that Lender may at any time and from time to time without the consent of, or notice to, Guarantor, without incurring responsibility to Guarantor, without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(1)                                  change the manner, place or terms of, and/or change or extend the time of payment or performance of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations so changed, extended, renewed or altered;

(2)                                  fail to record, perfect or protect, sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure or howsoever securing the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(3)                                  exercise or refrain from exercising any rights against FLE Borrower or any other person or entity (including Guarantor) or otherwise act or refrain from acting;  settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of FLE Borrower to the creditors of FLE Borrower (including Lender);

(4)                                  apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of FLE Borrower to Lender regardless of what liability or liabilities of FLE Borrower remain unpaid; and/or

(5)                                  consent to or waive any breach of, or any act, omission or default under, or modify or amend any provisions of, the Loan Documents.

(b)                                 Waiver of Defenses.  Except to the extent required by law which cannot be waived, Guarantor further hereby waives and agrees not to assert or take advantage of any defense based upon:

(1)                                  The incapacity, lack of authority, death or disability of FLE Borrower or any other person or entity;

(2)                                  The failure of Lender to commence an action against FLE Borrower or to proceed against or exhaust any security held by Lender at any time, or to pursue any other remedy whatsoever at anytime;

(3)                                  Any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know regarding FLE Borrower, regardless of whether Lender has reason to believe (A) that any such facts materially increase the risk beyond that which Guarantor intends to assume, or (B) that such facts are unknown to Guarantor, Guarantor acknowledging that he, she or it is fully responsible for being and keeping informed of the financial condition and affairs of FLE Borrower;

(4)                                  Lack of notice of default, demand of performance or notice of acceleration to FLE Borrower or any other party with respect to the Loan or FLE Borrower’s obligations guarantied hereby;

(5)                                  The consideration for this Guaranty;

(6)                                  The revocation or repudiation hereof by Guarantor or the revocation or repudiation of any of the Loan Documents by FLE Borrower or any other person;

(7)                                  the unenforceability in whole or in part of the Loan Documents;

(8)                                  Any acts or omissions of Lender which vary, increase or decrease the risk on Guarantor;

(9)                                  Any rights or defenses based upon an offset by Guarantor against any obligation now or hereafter owed to Guarantor by FLE Borrower;

(10)                            Any statute of limitations affecting the liability of Guarantor hereunder, the liability of FLE Borrower or any guarantor under the Loan Documents or the enforcement hereof, to the extent permitted by law, including without limitation any rights under Section 359.5 of the Code of Civil Procedure (“CCP”);

(11)                            The application by FLE Borrower of the proceeds of the Loan for purposes other than the purposes represented by FLE Borrower to Lender and Guarantor or intended or understood by Lender or Guarantor;

(12)                            An election of remedies by Lender, including any election to proceed against any collateral by judicial or nonjudicial foreclosure, whether real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, and whether or not any such election of remedies destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against FLE Borrower or any guarantor by way of subrogation or for reimbursement or contribution, or all such rights;

(13)                            Any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of the principal obligor;

(14)                            Lender’s election, in any proceeding instituted under Title 11 of the United States Code (the “Bankruptcy Code”), of the application of Bankruptcy Code Section 1111(b)(2) or any successor statute;

(15)                            Any borrowing or any grant of a security interest under Bankruptcy Code Section 364; and

(16)                            Any other suretyship defense that may be available to Guarantor.  Without limiting the generality of the foregoing, Guarantor also waives (A) any defense based upon Lender’s election to waive its lien as to all or any security for the Loan pursuant to California Code of Civil Procedure (“CCP”) Section 726.5 or otherwise, and (B) any and all benefits which might otherwise be available to Guarantor under California Civil Code (“Civil Code”) Sections 2809, 2810, 2815, 2819, 2822, 2839, 2845 through 2850, 2899 and 3433.

(c)                                  Additional Waivers.  Guarantor understands and acknowledges that if Lender forecloses judicially or nonjudicially against any real property security for the Note, that foreclosure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from FLE Borrower or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty.  Guarantor further understands and acknowledges that in the absence of this provision, the potential impairment or destruction of Guarantor’s rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on CCP Section 580d as interpreted in Union Lender vs. Gradsky.  By executing this Guaranty, except to the extent prohibited by applicable law, Guarantor freely, irrevocably and unconditionally:  (1) waives and relinquishes that defense, and agrees that Guarantor will be fully liable under this Guaranty, even though Lender may foreclose judicially or nonjudicially against any real property security for the Note; (2) agrees that Guarantor will not assert that defense in any action or proceeding that Lender may commence to enforce this Guaranty; (3) acknowledges and agrees that the rights and defenses waived by Guarantor under this Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of the following:  (A) CCP Sections 580a (which if Guarantor had not given this waiver, would otherwise limit Guarantor’s liability after any nonjudicial foreclosure sale to the difference between the obligations for which Guarantor is liable and the fair market value of the property or interests sold at such nonjudicial foreclosure sale rather than the actual proceeds of such sale), 580b and 580d (which if Guarantor had not given this waiver, would otherwise limit Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after any nonjudicial foreclosure sale, respectively), or 726 (which, if Guarantor had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment may be obtained for a deficiency); or (B) Civil Code Section 2848; and (4) acknowledges and agrees that Lender is relying on this waiver in making the Loan, and that this waiver is a material part of the consideration that Lender is receiving for making the Loan.  WITHOUT LIMITING THE FOREGOING, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES THAT GUARANTOR MAY HAVE BECAUSE THE BORROWER’S DEBT AND THE GUARANTEED OBLIGATIONS ARE SECURED BY REAL PROPERTY.  THIS MEANS, AMONG OTHER THINGS:

(5)                                  THE LENDER MAY COLLECT FROM GUARANTOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY THE BORROWER; AND

(6)                                  IF THE LENDER FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY THE BORROWER:

(A)                              THE AMOUNT OF THE DEBT MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; AND

(B)                                THE LENDER MAY COLLECT FROM GUARANTOR EVEN IF THE LENDER, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT GUARANTOR MAY HAVE TO COLLECT FROM THE BORROWER.

THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES ANY GUARANTOR HAS BECAUSE THE BORROWER’S DEBT IS, OR MAY HAVE IF THE BORROWER’S OBLIGATIONS UNDER THE ENVIRONMENTAL INDEMNITY EVER BECOME OR ARE EVER DEEMED, SECURED BY REAL PROPERTY.  THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON CCP SECTIONS 580a, 580b, 580d, OR 726.

3.6                               Reasonableness and Effect of Waivers.  Guarantor warrants and agrees that each of the waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any of such waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the maximum extent permitted by law.

3.7                               Amounts Reclaimed.  If claim is ever made upon Lender or any subsequent holder of any of the Guaranteed Obligations for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or any settlement or compromise of any such claim effected by such payee with any such claimant (including FLE Borrower), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any revocation hereof or the cancellation of the Note or other instrument evidencing any liability of FLE Borrower, and Guarantor shall be and remain liable to the aforesaid extent as if such amount had never originally been received by any such payee.

3.8                               Financial Information.  Guarantor will furnish to Lender the financial information set forth below at the times set forth below:

(a)                                  Annual Reporting Requirements.  As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year (as defined below), consolidated audited balance sheets, and income statements, cash flow statement and changes in stockholders’ equity for Guarantor and its subsidiaries (including each FLE Borrower) for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly present the financial position and the results of operations of Guarantor and its subsidiaries (including each FLE Borrower) as of the date thereof and for the Fiscal Year then ended, and prepared in accordance with generally accepted accounting principles (“GAAP”).  Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report therein unqualified in any respect of independent certified public accountants selected by Guarantor and its subsidiaries (including each FLE Borrower) and reasonably satisfactory to Lender.  Guarantor hereby authorizes those accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules related to and Guarantor and its subsidiaries (including each FLE Borrower) and to discuss directly with Lender, in the presence of Guarantor and its subsidiaries (including each FLE Borrower), the finances and affairs of Borrower and its subsidiaries (including each FLE Borrower).  As used herein, “Fiscal Year” means Guarantor’s and each FLE Borrower’s fiscal year for financial accounting purposes, which currently ends on the last Sunday in April;

(b)                                 Quarterly Reporting Requirements. As soon as available, but in any event not later than forty-five (45) days after the (a)end of the first three Fiscal Quarters (as defined below) of any Fiscal Year, consolidated unaudited balance sheets of and Guarantor and its subsidiaries (including each FLE Borrower) as at the end of such Fiscal Quarter, and consolidated unaudited income statements and cash flow statements for Guarantor and its subsidiaries (including each FLE Borrower) for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, fairly presenting the financial position and results of operations of and Guarantor and its subsidiaries (including each FLE Borrower) as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP, applied consistently with the audited Financial Statements required to be delivered pursuant to Section 3.8(a) above.  Guarantor shall certify by a certificate signed by its chief financial officer or vice president controller that all such statements have been prepared in accordance with GAAP and present fairly the financial position of Guarantor and its subsidiaries (including each FLE Borrower) as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments and to the absence of footnotes required by GAAP;

(c)                                  a copy of such Guarantor’s quarterly and annual 10-K and 10-Q filings with the Securities and Exchange Commission; and

(d)                                 a copy of such Guarantor’s federal income tax return with all schedules.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

4.1                               In order to induce Lender to make the Loan, Guarantor hereby represents and warrants that as of the date hereof and at all times hereafter during the term of the Loan:

(a)                                  Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the State of California, and has full power and authority to execute and deliver this Guaranty and all other Loan Documents to which it is a party;

(b)                                 the execution, delivery and performance by it of this Guaranty and the consummation of the transactions contemplated hereunder and thereunder do not, and will not, contravene any provision of any existing law, rule or regulation or any judgment, injunction, order, decree, franchise or permit applicable to it, or any agreement or instrument to which it or any of its assets is a party or is subject, or any provision of its by-laws or articles of incorporation;

(c)                                  this Guaranty is its legal, valid and binding obligation, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable laws affecting creditor’s rights generally and principles of equity, whether considered in a proceeding at law or in equity;

(d)                                 the financial statements heretofore delivered by Guarantor to Lender have been prepared in accordance with sound accounting principles consistently applied and fairly present the financial condition of Guarantor as at the end of (or for) the reporting period covered thereby;

(e)                                  there has been no material adverse change in the financial condition of Guarantor since the date of such financial statements;

(f)                                    there are no actions, suits or proceedings pending or, to its knowledge, threatened against or adversely affecting it, and no defaults by it with respect to any agreement or instrument to which it is a party or to which it or its assets is subject, which might (individually or in the aggregate) result in such a material adverse change;

(g)                                 Guarantor has filed all required tax returns (federal, state and local) and has paid all taxes shown on them to be due and all property taxes due, including interest and penalties, if any,

(h)                                 the charges, accruals and reserves on the books of Guarantor for taxes or other governmental charges are adequate,

(i)                                     Guarantor has substantially complied in all material respects with all laws, regulations and requirements applicable to his business and has obtained all authorizations, consents, approvals, orders, licenses, exemptions from, and has accomplished all filings or registrations or qualifications with, any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality, that may be necessary for the transaction of its business. and

(j)                                     neither the making of the Loan, nor the receipt of Loan proceeds by FLE Borrower, violates any of the Terrorism Laws applicable to any Guarantor or FLE Borrower.  To the best knowledge of Guarantor, no holder of any direct or indirect equitable, legal or beneficial interest in Guarantor is the subject of any of the Terrorism Laws.

ARTICLE 5.  SUBORDINATION

Until all of the Guaranteed Obligations have been paid in full, Guarantor agrees that all existing and future debts, obligations and liabilities of FLE Borrower to Guarantor (collectively referred to as “Subordinated Debt”) shall be and hereby are expressly subordinated to the Guaranteed Obligations, and the right of payment of the Subordinated Debt is expressly deferred to the prior payment in full of the Guaranteed Obligations.  For purposes of this Article 5, any Guaranteed Obligation shall not be deemed paid in full until it has been paid in full in U.S. Dollars.

5.1                               Until the Guaranteed Obligations have been paid in full, without Lender’s prior written consent:

(a)                                  Guarantor shall not (i) collect or receive any cash or non-cash payments on the Subordinated Debt, (ii) assert rights or declare a default under or enforce payment of the Subordinated Debt by legal proceedings or otherwise, or (iii) assign or transfer all or any part of the Subordinated Debt;

(b)                                 Guarantor shall not permit FLE Borrower to (i) pay to Guarantor all or any part of the Subordinated Debt, (ii) transfer any property to Guarantor in payment of or as security for the payment of all or any part of the Subordinated Debt, (iii) execute or deliver any instrument as evidence of all or any part of the Subordinated Debt, or (iv) establish any sinking fund, reserve, or like set aside of funds or other property for the redemption, retirement or repayment of all or any part of the Subordinated Debt; and

(c)                                  Without the prior written consent of Lender, Guarantors shall not file any petition against FLE Borrower under any chapter or provision of any present or future federal Bankruptcy legislation, or amendments to such legislation, or any complaint, petition or other pleading against FLE Borrower calling for its reorganization, liquidation, composition or receivership, or for other similar relief under federal or state law.

5.2                               Upon any distribution of assets of FLE Borrower upon any dissolution, winding up, liquidation or reorganization of FLE Borrower, whether in Bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of FLE Borrower, or otherwise:

(a)                                  Lender shall be entitled to receive payment in full of the Guaranteed Obligations before Guarantor is entitled to receive any payment on account of the Subordinated Debt; and

(b)                                 any payment by, or distribution of assets of, FLE Borrower of any kind or character, whether in cash, property or securities, to which Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in Bankruptcy, a receiver or liquidating trustee, or otherwise, directly to Lender to be held as additional security for the Guaranteed Obligations in an interest bearing account until all of the Guaranteed Obligations have been paid in full.

5.3                               Should Guarantor receive any payment or distribution of any kind in conflict with this Subordination Article 5 such Guarantor shall hold such funds or property as trustee for Lender, and shall pay or transfer to Lender all such funds or property promptly upon receipt on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

5.4                               Guarantor authorizes and directs FLE Borrower to take all necessary or appropriate action to effectuate and maintain the subordination provided in this Guaranty.

5.5                               No right of Lender to enforce the subordination in this Guaranty shall at any time or in any way be prejudiced or impaired by any act or failure to act by FLE Borrower, Lender or any other Person or by any noncompliance by the FLE Borrower, Lender or any other Person with the terms, provisions and covenants of this Guaranty or of the Loan Documents regardless of any knowledge of such acts, failures to act, or non-compliance that Lender may have or be otherwise charged with.

5.6                               Nothing express or implied in this Article 5 shall give any Person other than FLE Borrower, Lender and Guarantor any benefit or any legal or equitable right, remedy or claim under this Article 5.

5.7                               If Guarantor institutes or participates in any suit, action or proceeding against FLE Borrower in violation of the terms of Guarantor’s subordination FLE Borrower may interpose as a defense or dilatory plea this subordination, and Lender is irrevocably authorized to intervene and to interpose such defense or plea in its name or in FLE Borrower’s name.

Notwithstanding anything to the contrary contained above in this Article 5, Lender acknowledges that, provided that no Event of Default shall have occurred under Section 22.A(vii) of either Deed of Trust, and there exists no circumstance, which, given the passage of time or otherwise would constitute an Event of Default under Section 22.A(vii) of either Deed of Trust, FLE Borrower’s positive cash flow from operations net of (i) all current operating expenses, and (ii) all amounts then due or becoming due to Lender within 30 days thereafter, may be transferred by FLE Borrower to a treasury money market account jointly held by Bank of America, N.A. and Guarantor.

ARTICLE 6.  MISCELLANEOUS

6.1                               Payment of Expenses, etc..  Guarantor agrees to pay for all out-of-pocket costs and expenses of Lender arising in connection with the preparation, entering into, modification of, administration of, collection of and/or enforcement of this Guaranty (including without limitation the reasonable fees, costs and expenses of counsel for Lender).  Without limiting the generality of the foregoing, Guarantor shall reimburse Lender for all reasonable attorneys’ fees, costs and expenses incurred by Lender in connection with the enforcement of Lender’s rights under this Guaranty and each of the other Loan Documents, including without limitation reasonable attorneys’ fees, costs and expenses for trial, appellate proceedings, out-of-court negotiations, workouts and settlements, or for enforcement of rights under any state of federal statute, including without limitation reasonable attorneys’ fees, costs and expenses incurred to protect Lender’s security, and reasonable attorneys’ fees, costs and expenses incurred in Bankruptcy and insolvency proceedings, such as (but not limited to) seeking relief from stay in a Bankruptcy proceeding.  The term “expenses” means any expenses incurred by Lender in connection with any of the out-of-court, or state, federal or Bankruptcy proceedings referred to above, including without limitation the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by Lender in connection with any such proceeding.  Lender shall also be entitled to its reasonable attorneys’ fees, costs and expenses incurred in any post-judgment proceedings to collect and enforce the judgment.  This provision is separate and several, shall survive the repayment of the Guaranteed Obligations and the termination of this Guaranty, and shall survive the merger of this Guaranty into any judgment on this Guaranty.

6.2                               Modification, Changes, etc..  Guarantor recognizes that, in general, borrowers and guarantors who experience difficulties in honoring their loan obligations, in an effort to inhibit or impede lenders from exercising the rights and remedies available to lenders pursuant to mortgages, notes, loan agreements, guarantors or other instruments evidencing or affecting loan transactions, frequently present in court the argument, without merit, that some loan officer or administrator of Lender made an oral modification or made some statement which could be interpreted as an extension or modification or amendment of one or more debt instruments and that FLE Borrower relied to its detriment upon such “oral modification of the loan document.”  For that reason, and in order to protect Lender from such allegations in connection with the transactions contemplated by this Guaranty, Guarantor acknowledges that this Guaranty and all instruments referred to herein can be extended, modified or amended only in writing executed by Lender and FLE Borrower or any Guarantor, as the case may be, and that none of the rights or benefits of Lender can be waived permanently except in a written document executed by Lender.  Each Guarantor further acknowledges Guarantor’s understanding that no officer or administrator of Lender has the power or the authority from Lender to make an oral extension or modification or amendment of any such instrument or agreement on behalf of Lender.

6.3                               Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

6.4                               Jurisdiction, Venue, Service of Process.  GUARANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS GUARANTY SHALL BE LITIGATED, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA.  GUARANTOR HEREBY WAIVES ALL RIGHTS TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST ANY GUARANTOR BY LENDER UNDER THIS AGREEMENT IN ACCORDANCE WITH THIS PARAGRAPH.

6.5                               Notices.  Any notice, report, demand or other instrument authorized or required to be given or furnished shall be deemed given or furnished (a) when addressed to the party intended to receive the same, at the address of such party as set forth below, and delivered at such address, (b) three days after the same is deposited in the United States mail as first class certified mail, return receipt requested, postage paid, (c) when delivered by overnight nationwide commercial courier service one business day after the date of delivery of such notice to the courier service or (d) when transmitted by telecopy to the telecopier number set forth below, to the party intended to receive same, provided, that the original of such given by transmission is confirmed by duplicate notice in such other manner as permitted above upon receipt at such telecopier number:

“Lender”	ISIS Lending, LLC c/o Dwyer-Curlett and Company 1880 Century Park East, Suite 400 Los Angeles, California 90067 Attention: Shelly Hasskamp Fax: (310) 226-2726

With a copy to: TDA Investment Group
1214 Donnelly Avenue
Burlingame, California 94010
Attn: Mr. Robert Perkins
Fax: (650) 343-0858

With a copy to: Cox, Castle & Nicholson LLP
555 California Street, 10th Floor
San Francisco, California 94104
Attention: Bruce E. Prigoff, Esq.
Fax: (415) 392-4250

Guarantor:	c/o Fleetwood Enterprises
3125 Myers Street
Riverside, California 92513
Attn: General Counsel Fax: (951) 351-3776

With a copy to: Thompson and Colgate
P.O. Box 1299
Riverside, California 92501
Attention: John A. Boyd
Fax (951) 781-4012

Any party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other parties, but no such notice of change shall be effective unless and until received by such other parties.  Rejection or refusal to accept or inability to deliver because of changed address, or because no notice of changed address was given, shall be deemed to be receipt of any such notice.

6.6                               Waiver.  Lender’s rights, powers, privileges and remedies under or in connection with this Guaranty and the other Loan Documents are cumulative and not exclusive and shall not be waived, precluded or limited by any failure or delay in the exercise thereof or by the partial exercise thereof or by any course of dealing between Guarantor and Lender or FLE Borrower and Lender.  No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand.

6.7                               Descriptive Headings, etc.  The descriptive headings used in this Guaranty are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

6.8                               Benefit of Guaranty.  This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and/or assigns and in particular any holder from time to time of the Note, except that Guarantor may not transfer or assign any or all of its respective rights or obligations hereunder without the prior written consent of Lender.

6.9                               Jury Trial.  TO THE EXTENT NOT PROHIBITED UNDER APPLICABLE LAW, GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, WHETHER BROUGHT BY GUARANTOR OR LENDER AGAINST THE OTHER, AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) AGREE THAT ANY SUCH CLAIM SHALL BE TRIED BY A COURT WITHOUT A JURY.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF), AND GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) ACKNOWLEDGE THAT NONE OF GUARANTOR NOR LENDER, NOR ANY PERSON ACTING ON BEHALF OF EITHER SUCH PERSON, HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GUARANTORS AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN DELIVERING AND ACCEPTING THIS GUARANTY, AND THAT GUARANTOR AND LENDER WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHER PARTY.  GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED, IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.  WITHOUT LIMITING THE FOREGOING, GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY, OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE GUARANTY.

6.10                        Liability; Confirmation of Termination.  Anyone signing this Guaranty shall be bound hereby, whether or not any of the other guarantors sign this Guaranty.  Upon termination of all the obligations of Guarantor under this Guaranty, Lender will confirm the termination in writing upon the written request of FLE Borrower.

6.11                        Gender and Number.  Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

6.12                        Counterparts.  This Guaranty may be executed in one or more counterparts, each of which shall constitute an original of this Guaranty.

6.13                        Severability.  In the event that any of the covenants, agreements, terms or provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

6.14                        Application of Payments.  Each party comprising a Guarantor hereunder agrees, unless otherwise required by Law or a specific agreement to the contrary, all payments received by Lender from FLE Borrower, or any other party other than such Guarantor, with respect to the Guaranteed Obligations, shall be applied by Lender in such manner and order as Lender desires, in its sole discretion.  It is specifically agreed that Lender may apply such funds to obligations of FLE Borrower which are not guaranteed hereby prior to applying any funds to the obligations guaranteed hereby.  In that regard, each party comprising a Guarantor hereby waives any and all rights it has or may have under Section 2822 of the Civil Code which provides that if guarantor is “liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation to be satisfied”.  All payments received by Lender from any Guarantor shall be applied by Lender to the obligations of any Guarantor to Lender, in such manner and order as Lender desires in its sole discretion.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first written above.

FLEETWOOD ENTERPRISES, INC.,
a Delaware corporation

By:	/s/ Boyd R. Plowman
Name:	Boyd R. Plowman
Its:	Executive Vice President and
Chief Financial Officer